EXHIBIT 10.41

                           UNIGENE LABORATORIES, INC.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004



Fusion Capital Fund II, LLC                                  November 26, 2001
222 Merchandise Mart Plaza, Suite 9-112
Chicago, Illinois  60654

RE:  Unigene Laboratories, INC.

Gentlemen:

     This letter is being delivered to confirm our understanding with respect to certain matters under that certain Common Stock Purchase Agreement, dated as of May 09, 2001 (the "Purchase Agreement"), by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the "Company") and FUSION CAPITAL FUND II, LLC ("Fusion"), with respect to the purchase by Fusion of up to $21,000,000 of common stock of the Company. All capitalized terms used in this letter that are not defined in this letter shall have the meanings set forth in the Purchase Agreement. The Company and Fusion agree as follows:

     1.   Advance of funds by Fusion.

     Fusion may, in its sole discretion, make cash advances to the Company ("Prepaid Amount") from time to time as an advance against purchases under the Purchase Agreement in amounts agreed to by Fusion and the Company. The balance of the Prepaid Amount will increase as Fusion makes any cash advances to the Company. The balance of Prepaid Amount will be reduced by the Purchase Amount of any purchases of Common Stock by Fusion.

     Upon three (3) Trading Days prior written notice, the Company may at any time repay all or any portion of the Prepaid Amount during which time Fusion may make purchase of Common Stock under the Purchase Agreement. At any time that the Prepaid Amount is greater than $0.00, (i) the Company shall not be permitted to suspend any purchases by Fusion or terminate the Purchase Agreement, and (ii) Fusion shall have the right to purchase Common Stock at any time in an amount up to the then outstanding Prepaid Amount.

     2.   Additional Amendments to Purchase Agreement.

     Section  1(d) of the Purchase  Agreement is hereby  amended by adding a new
Section 1(d)(iii) as follows:

     "(iii) Suspension of Purchase Obligation. The Buyer shall not have any obligation to purchase any Purchase Shares under this Agreement if the Purchase Price would be less than $0.25."


                                              UNIGENE LABORATORIES, INC.

                                              By:   /s/ Warren P. Levy
                                                 ------------------------
                                              Name:   Warren P. Levy
                                              Title:    President

ACKNOWLEDGED AND AGREED:
FUSION CAPITAL FUND II, LLC

By:  /s/ Steven G. Martin
   ------------------------
      Steven G. Martin
      A Managing Member